  20.2 CS First Boston Mortgage Securities Corp., Associates Manufactured Housing Pass-Through Certificates, Series 1996-2, Statement to Certificateholders dated December 1996

          Associates Manufactured Housing Contract Pass Through recons
                                   Series 1996-2
Servicer Certificate


Period Ending:        12/31/96
Determination Date     1/13/97                               Pass Through
Remittance Date:       1/15/97                                   Rate                 Balance             Pool Factor
                                                         --------------------  --------------------  --------------------

                                       Class A-1 recon          5.70%           $ 96,750,000.00             0.9196002
                                       Class A-2 recon          6.05%           $ 64,700,000.00             1.0000000
                                       Class A-3 recon          6.35%           $ 63,470,000.00             1.0000000
                                       Class A-4 recon          6.60%           $ 36,350,000.00             1.0000000
                                       Class A-5 recon          6.90%           $ 74,885,000.00             1.0000000
                                       Class M   recon          7.10%           $ 27,339,000.00             1.0000000
                                       Class B-1 recon          7.20%           $ 27,339,000.00             1.0000000
                                       Class B-2 recon          8.30%           $ 14,176,244.00             1.0000000
                                                                                -----------------
                                                                                $405,009,244.00


   I. RECAP OF POOL
                                          Loan
                                          Count          Class A-1         Class A-2            Class A-3          Class A-4
                                   ------------------ ----------------- ----------------- ---------------------  ------------------
      Beginning recon Balance                 14,281    $92,967,775.24   $64,700,000.00        $63,470,000.00      $36,350,000.00
      Principal Collected                          0    $   871,243.44             0.00                  0.00                0.00
      Principal Payments in Full                  95    $ 2,717,769.15             0.00                  0.00                0.00
      Liquidation Proceeds                         0    $   249,619.51             0.00                  0.00                0.00
      Contract Repurchases                         0    $         0.00             0.00                  0.00                0.00
      Defaulted Contracts                         16    $   157,823.57             0.00                  0.00                0.00
                                   -----------------------------------------------------  --------------------  ------------------
      Ending recon Balance                    14,170    $88,971,319.57   $64,700,000.00        $63,470,000.00      $36,350,000.00
                                   =====================================================  ====================  ==================


                                    Class A-5            Class M          Class B-1            Class B-2            Total
                                   ---------------------------------------------------------------------------  ------------------
      Beginning recon Balance         $74,885,000.00    $27,339,000.00   $27,339,000.00        $14,176,244.00     $401,227,019.24
      Principal Collected                       0.00              0.00             0.00                  0.00         $871,243.44
      Principal Payments in Full                0.00              0.00             0.00                  0.00       $2,717,769.15
      Liquidation Proceeds                      0.00              0.00             0.00                  0.00         $249,619.51
      Contract Repurchase                       0.00              0.00             0.00                  0.00               $0.00
      Defaulted Contracts                       0.00              0.00             0.00                  0.00         $157,823.57
                                   -----------------------------------------------------  --------------------  ------------------
      Ending recon Balance            $74,885,000.00    $27,339,000.00   $27,339,000.00        $14,176,244.00     $397,230,563.57
                                   =====================================================  ====================  ==================
                                                                                                  POOL FACTOR           0.9807938


  II. DISTRIBUTIONS

                                                                       Class A-1        Class A-2    Class A-3       Class A-4
                                                                  ----------------- --------------- ------------- ----------------
      Principal Distribution Amount     $/$1,000        41.307035    $3,996,455.67           $0.00         $0.00            $0.00
      Interest Distribution Amount      $/$1,000         4.564309       441,596.93      326,195.83    335,862.08       199,925.00
      Unpaid Interest Shortfall                                               0.00            0.00          0.00             0.00
                                                                  ----------------- --------------- ------------- ----------------
      Total Distribution                                             $4,438,052.60     $326,195.83   $335,862.08      $199,925.00
                                                                  ================= =============== ============= ================
                                                                   $/$1,000               5.041667      5.291667         5.500000


                                                       Class A-5        Class M        Class B-1     Class B-2         TOTAL
                                                  --------------------------------- --------------- ------------- ----------------
      Principal Distribution Amount                         $0.00            $0.00           $0.00         $0.00    $3,996,455.67
      Interest Distribution Amount                     430,588.75       161,755.75      164,034.00     98,052.35     2,158,010.70
      Unpaid Interest Shortfall                              0.00             0.00            0.00          0.00             0.00
                                                  --------------------------------- --------------- ------------- ----------------
      Unpaid Interest Shortfall                       $430,588.75      $161,755.75     $164,034.00    $98,052.35    $6,154,466.37
                                                  ================================= =============== ============= ================
      Total Distribution                $/$1,000         5.750000         5.916667        6.000000      6.916667

 III. SERVICING FEES                                                                                 $334,355.85

      LATE FEES                                                                                      $ 15,929.03
      EXTENSION FEES                                                                                 $ 19,352.10

  IV. DELINQUENCY INFORMATION

                                           Days Delinquent           Number            Actual Balance       Delinq. Percentage
                                          --------------------  --------------------  --------------------  ---------------------
                                                  31-59                          190         $4,465,182.02               1.12408%
                                                  60-89                           40         $1,060,152.40               0.26689%
                                               90 or more                         16           $399,197.82               0.10050%
                                                                 --------------------  --------------------  ---------------------
                                            Total Delinquent                     246         $5,924,532.24               1.49146%
                                                                 ====================  ====================  =====================
                                         Memo:ncl. Repo Inventory                  254       $6,203,013.71               1.56157%



    V. REPOSSESSION INFORMATION
                                                                       Number             Actual Balance
                                                                 --------------------  ---------------------
   (A) BOP Repossessions                                                            1            $ 37,193.26
   (B) Plus Repossessions In Month                                                 21            $625,991.29
   (C) Less Liquidations                                                           14            $384,703.08
                                                                  --------------------  ---------------------
   (D) EOP Repossessions                                                            8            $278,481.47
                                                                 ====================  =====================

   VI. REPURCHASES
                                                                        Number             Actual Balance
                                                                  --------------------  ---------------------
   (A) Contracts Repurchased or Replaced                                            0                  $0.00
   (B) Eligible Substitute Contracts                                                0                      0
                                                                  --------------------  ---------------------
   (C) Difference Paid by Servicer                                                  0                  $0.00
                                                                  ====================  =====================

  VII. RECONCILIATION OF RESERVE FUND

   (A) Beginning Reserve Fund Balance                                   $2,025,046.22
   (B) Reserve Fund Investment Income                                   $    9,675.22
   (C) Reserve Fund Draw For Distributions                              $        0.00
   (D) Excess Interest Deposit to Reserve Fund                          $1,287,980.15
   (E) Reserve Fund Balance Prior to Release                            $3,322,701.59
   (F) Specified Reserve Fund Balance                                   $2,025,046.22
   (G) Reserve Fund Release                                             $1,297,655.37
   (H) Ending Reserve Fund Balance                                      $2,025,046.22


VIII. RECONCILIATION OF CLASS M LIQUIDITY ACCOUNT

   (A) Beginning Liquidity Account Balance                              $  485,267.25
   (B) Reserve Fund Investment Income                                   $    2,318.50
   (C) Liquidity Account Draw for Monthly &
       Interest Shortfall                                                       $0.00
   (D) Liquidity Account Draw for Liquidation Loss
       Interest & Interest Shortfall                                            $0.00
   (E) Excess Interest Deposit to Liquidity Account                     $1,297,655.37
   (F) Liquidity Account Balance Prior to Release                       $1,785,241.12
   (G) Specified Liquidity Account Balance                              $  485,267.25
   (H) Liquidity Account Release                                        $1,299,973.87
   (I) Ending Liquidity Account Balance                                 $  485,267.25

  IX. RECONCILIATION OF CLASS B-1 LIQUIDITY ACCOUNT

   (A) Beginning Liquidity Account Balance                              $  492,102.00


   (B) Reserve Fund Investment Income                                   $    2,351.15
   (C) Liquidity Account Draw for Monthly
       & Interest Shortfall                                                     $0.00
   (D) Liquidity Account Draw for Liquidation Loss
       Interest & Interest Shortfall                                            $0.00
   (E) Excess Interest Deposit to Liquidity Account                     $1,299,973.87
   (F) Liquidity Account Balance Prior to Release                       $1,794,427.02
   (G) Specified Liquidity Account Balance                              $  492,102.00
   (H) Liquidity Account Release                                        $1,302,325.02
   (I) Ending Liquidity Account Balance                                 $  492,102.00

   X. RECONCILIATION OF CLASS B-2 LIQUIDITY ACCOUNT

   (A) Beginning Liquidity Account Balance                              $  294,157.06
   (B) Reserve Fund Investment Income                                   $    1,405.42
   (C) Liquidity Account Draw for Monthly &
       Interest Shortfall                                                       $0.00
   (D) Liquidity Account Draw for Liquidation Loss
       Interest & Interest Shortfall                                            $0.00
   (E) Excess Interest Deposit to Liquidity Account                     $1,302,325.02
   (F) Liquidity Account Balance Prior to Release                       $1,597,887.50
   (G) Specified Liquidity Account Balance                              $  294,157.06
   (H) Liquidity Account Release                                        $1,303,730.44
   (I) Ending Liquidity Account Balance                                 $  294,157.06

  XI. MONTHLY ADVANCE INTEREST

   (A) Beginning Monthly Advance Amount                                 $  981,846.13
   (B) Monthly Amount Advanced                                          $  164,534.03
                                                                  --------------------
   (C) Ending Monthly Advance Amount                                    $1,146,380.16


 XII. DELINQUENCY RATIOS
        Current Loss Ratio                          November               December           January                  February
         Realized Losses                          $     40,305.27       $    157,823.57          N/A                       NA
         Cumulative Losses                        $     40,305.27       $    198,128.84          N/A                       NA
         Ending Pool Balance                      $401,227,019.24       $397,230,563.57          N/A                       NA

                                                                                                     Average
   (A) Average 30-Day Delinquency Ratio               0.639%                1.124%               N/A        N/A
   (B) Average 60-Day Delinquency Ratio               0.201%                0.267%               N/A        N/A
   (C) Cumulative Realized Loss Ratio                 0.010%                0.050%               N/A        N/A
   (D) Current Realized Loss Ratio                      N/A                   N/A                N/A        N/A

XIII. RESIDUAL INTEREST DISTRIBUTION AMOUNT                                                                          $1,303,730.44


             Associates MH Pass-Through Certificates, Series 1996-2
                         Trustee Payment Reconciliation
                                December 31, 1996


                  AVAILABLE FUNDS                                                PAYMENTS BY THE TRUSTEE

Principal Received                     $3,838,632.10             Class A-1 Principal                       $3,996,455.67
Defaulted Principal                      $157,823.57
Collected Interest                     $3,773,636.23             Class A-1 Interest                           441,596.93
Advanced Interest                        $164,534.03             Class A-2 Interest                           326,195.83
Extension Fees                            $19,352.10             Class A-3 Interest                           335,862.08
Late Charges                              $15,929.03             Class A-4 Interest                           199,925.00
                               ----------------------
                                                                 Class A-5 Interest                           430,588.75
Subtotal FCFC                          $7,969,907.06             Class M Interest                             161,755.75
                                                                 Class B-1 Interest                           164,034.00
Investment Income                                                Class B-2 Interest                            98,052.35
                                                                                                  -----------------------
  Reserve Fund                             $9,675.22             Total Interest                             2,158,010.69
                                                                                                  -----------------------
  Class M Reserve Fund                     $2,318.50
  Class B-1 Reserve Fund                   $2,351.15             Certificate Payments                      $6,154,466.36
  Class B-2 Reserve Fund                   $1,405.42
                               ----------------------
Total Reserve Income                      $15,750.29
                               ----------------------
                                                                 Investments
                                                                 ------------
Total Available Funds                  $7,985,657.35             Reserve Fund                                      $0.00
                               ======================
                                                                 Class M Reserve Account                           $0.00
                                                                 Class B-1 Reserve Account                         $0.00
                                                                 Class B-2 Reserve Account                         $0.00
                                                                                                  -----------------------
                                                                   Total Investments                               $0.00

                                                                 Less:  Class B-2 Interest                     98,052.35
                                                                 Less:  Reserve Fund Income                   $15,750.29
                                                                                                  -----------------------

                                                                 Net Payment to Trustee                    $6,040,663.72
                                                                                                  =======================

                                                                 Memo:  reconciliation
                                                                 Plus:  Defaulted Principal                  $157,823.57
                                                                 Plus:  Class R Dist                        1,303,730.44
                                                                 Plus:  Servicer Fee                          334,355.85
                                                                 Plus:  Class B-2 Interest                     98,052.35
                                                                 Plus:  Reserve Income                         15,750.29
                                                                 Plus:  Late/Extension Fees                    35,281.13
                                                                                                  -----------------------

                                                                 Total Available Funds                     $7,985,657.35
                                                                                                  =======================





**Corrected for "Memo Reconciliation" presentation including Reserve Income incorrectly.